EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Blast Energy Services, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in this Amendment No. 4 to Registration Statement on Form SB-2 our report dated March 13, 2006 relating to the financial statements as of December 31, 2005 and the two years then ended, included herein. We also consent to the reference to us under the heading “Interest of Named Experts and Counsel” in this Registration Statement.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

June 12, 2006